UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 16, 2010
SS&C Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28430	06-1169696

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 16, 2010, SS&C Technologies Holdings, Inc. (the “Company”), a Delaware corporation and the parent company of SS&C Technologies, Inc. (“SS&C”), and William C. Stone, Chairman of the Board and Chief Executive Officer of the Company and SS&C, entered into an Amended and Restated Stock Option Agreement (the “Agreement”) governing an option (the “Option”) that SS&C originally granted to Mr. Stone on February 17, 2000 under its 1998 Stock Incentive Plan. Pursuant to the Agreement, the Option (which was previously an option to purchase 75,000 shares of the Company’s Common Stock, $0.01 par value per share, at an exercise price of $7.34 per share) was amended such that it became an option to purchase 75,000 shares of the Company’s Class A Non-Voting Common Stock, $0.01 par value per share, at an exercise price of $7.34 per share. Mr. Stone exercised the Option on February 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: February 22, 2010	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer